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                                                                     EXHIBIT 4.3

                       TANGRAM ENTERPRISE SOLUTIONS, INC.


                        SECURITIES CONVERSION AGREEMENT
                        -------------------------------

THIS SECURITIES CONVERSION AGREEMENT (the "Agreement") is entered into as of February 20, 2001 by and between Tangram Enterprise Solutions, Inc., a Pennsylvania corporation (the "Company") and Safeguard Scientifics, Inc., a Pennsylvania corporation ("Safeguard").

                                   RECITALS

     WHEREAS, Safeguard agreed on September 11, 1997 to lend to the Company on a revolving basis up to $6,000,000 (the "Debt Financing"). The Debt Financing was evidenced by a Second Amended Revolving Note with a principal amount of $6,000,000 dated September 11, 1997, which is attached hereto as Exhibit A (the
                                                                 ----------
"Existing Note"). As of the date hereof and prior to the Conversion (as defined below), the outstanding principal and interest under the Note is $3,581,867.38.

     WHEREAS, the Company and Safeguard desire to exchange $3,000,000 of the aggregate amount of principal outstanding under the Existing Note for shares of Series F Convertible Preferred Stock of the Company ("Series F Preferred Stock") on the terms set forth herein (the "Conversion").

     WHEREAS, in connection with the Conversion, the Company desires to amend the Existing Note to reduce the amount which may be borrowed thereunder to $3,000,000, of which $500,000 of principal and $81,867.38 of accrued but unpaid interest will be outstanding immediately after the Conversion.

     WHEREAS, the Company and Safeguard desire to enter into an Investors' Rights Agreement (the "Investor Rights Agreement").

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

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                         1.  CONVERSION / NEW NOTE

     2.   Conversion. Safeguard hereby converts $3,000,000 of the aggregate
          ----------
amount of principal outstanding under the Exising Note as of the date hereof into 3,000 shares of Series F Preferred Stock (the "Shares"), the receipt of certificates representing the Shares which is hereby acknowledged by Safeguard. The stated value of each share of Series F Preferred Stock shall be equal to $1,000 per share. The shares of Series F Preferred Stock shall have the rights, preferences, privileges and restrictions set forth in the Statement of Designations, Preferences and Rights of the Company's Series F Convertible Preferred Stock, in the form attached hereto as Exhibit B (the "Designations").
                                                ---------

     3.   Amendment of Exising Note. Contemporaneously with the execution
          -------------------------
hereof, Safeguard and the Company shall enter into the First Amendment to the Second Amended Revolving Note, in the form attached hereto as Exhibit C (the
                                                              ---------
"Note Amendment").

     4.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

            Except as set forth on the disclosure schedules hereby delivered by the Company to Safeguard (the "Schedules"), the Company represents and warrants to Safeguard as of the date hereof as follows:

     5.   Organization, Good Standing and Qualification. The Company is a
          ---------------------------------------------
corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Investor Rights Agreement, the Note Amendment and any other agreements to be delivered by the Company that are contemplated herein or delivered pursuant hereto (collectively, the "Related Agreements"), and, to the extent applicable, to issue the Shares and to carry out the provisions of this Agreement, the Related Agreements and the Designations and to carry on its business as currently conducted and as currently proposed to be conducted. The Company is duly qualified, is authorized to do business and is in good standing as a foreign corporation in each jurisdiction in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or the Company's business.

     6.   Capitalization; Voting Rights. The authorized capital stock of the
          -----------------------------
Company consists of 50,000,000 shares, such shares being designated as follows:
(i) 48,000,000 shares of common stock, par value $.01 per share (the "Common Stock") of which (a) 16,405,548 are issued and outstanding and (b) (1) 3,323,700 shares are reserved for future issuance to employees pursuant to the Company's 1997 Equity Compensation Plan adopted by the Company on May 21, 1997, the Company's 1988 Stock Option Plan and the Company's Stock Option Plan for Directors (the "Stock Option Plans") and (2) 3,000,000 shares are reserved for issuance pursuant to the Asset Purchase Agreement, dated February 13, 2001 by and among the Company, Axial Technology Holding AG and Wyzdom Solutions, Inc. (the "Asset Purchase Agreement"); (ii) 2,000,000 shares of preferred stock, par value $.01 per share, consisting of 500,000 shares of Series A Convertible Preferred Stock, par value $.10 per share, of which no shares are issued and outstanding, 200,000 shares of Series B Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, 250,000 shares of Series C Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, 9,500 shares of Series D Convertible Preferred Stock, par value $.01 per share, of which no shares are issued and

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outstanding, 1,800 shares of Series E Redeemable Preferred Stock, par value $.01 per share, of which no shares are issued and outstanding, and 3,000 shares of Series F Convertible Preferred Stock, par value $.01 per share (the "Series F Preferred Stock"), of which 3,000 shares will be upon consummation of the transactions contemplated hereby issued and outstanding. The Shares have been duly authorized, and upon consummation of the Conversion, will be fully paid and non-assessable and issued in compliance with all applicable state and federal laws concerning the issuance of securities. All issued and outstanding shares of the Common Stock and the Shares (i) have been duly authorized and validly issued, (ii) are fully paid and nonassessable and (iii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities. The rights, preferences, privileges and restrictions of the Shares are as stated in the Designations, which was accepted for filing by the Pennsylvania Department of State prior to the date hereof. The shares of Common Stock issuable upon conversion of the Shares pursuant to the terms of the Designations (the "Conversion Shares") have been duly and validly reserved for issuance. Other than the 3,323,700 shares reserved for issuance under the Stock Option Plans and 3,000,000 shares of Common Stock to be issued pursuant to the Asset Purchase Agreement, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or shareholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. The Shares are free of any liens or encumbrances; provided, however, that the Shares may be subject to restrictions on transfer under state and/or federal securities laws. When issued in compliance with the provisions of the Designations, the Conversion Shares will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances other than liens and encumbrances; provided, however, that the Conversion Shares may be subject to restrictions on transfer under state and/or federal securities laws.

     7.   Authorization; Binding Obligations. All action (corporate or
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otherwise) on the part of the Company, and its officers, directors and shareholders, necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder and thereunder and the authorization, issuance and delivery of the Shares pursuant hereto and the Conversion Shares pursuant to the Designations have been taken. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights; (b) general principles of equity that restrict the availability of equitable remedies; and (c) to the extent that the enforceability of the indemnification provisions in Sections 2.9 or 3.5 of the Investor Rights Agreement may be limited by applicable laws. The issuance of the Shares and the subsequent conversion of the Shares into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. Neither the execution and delivery of this Agreement or the Related Agreements, nor the performance of any of the transactions contemplated hereby or thereby will, directly or indirectly, with or without notice or lapse of time, contravene, conflict with or result in a material violation or breach of, or give any person or entity the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate or modify any applicable contract legally binding on the Company.

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     8.   SEC Documents. The Company has filed all reports, schedules, forms,
          -------------
statements and other documents required to be filed by it with the United States Securities and Exchange Commission (the "SEC") pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended, and any rules or regulations promulgated thereunder (the "Exchange Act"), on a timely basis (all of the foregoing, together with all reports, schedules, forms, statements and other documents filed by Company's subsidiaries with the SEC, and all exhibits included therein and financial statements and schedules thereto and documents (other than exhibits) incorporated by reference therein, being hereinafter referred to herein as the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Exchange Act applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date hereof, the information contained in the SEC Documents, when viewed in the context of the total mix of information publicly available concerning the Company, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     9.   REPRESENTATIONS AND WARRANTIES OF SAFEGUARD.
     Safeguard hereby represents and warrants to the Company as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

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     10.  Requisite Power and Authority. Safeguard has all necessary power and
          -----------------------------
authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Safeguard, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, (b) general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of Sections 2.9 or 3.5 of the Investor Rights Agreement may be limited by applicable laws.

     11.  Investment Representations. Safeguard understands that neither the
          --------------------------
Shares nor the Conversion Shares have been registered under the Securities Act. Safeguard also understands that the Shares (and the Conversion Shares) are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Safeguard's representations contained in this Agreement. Safeguard hereby represents and warrants as follows:

     12.  Safeguard Bears Economic Risk. Safeguard has substantial experience in
          -----------------------------
evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Safeguard must bear the economic risk of this investment indefinitely unless the Shares (or the Conversion Shares) are registered pursuant to the Securities Act, or an exemption from registration is available. Safeguard also represents it has not been organized for the purpose of acquiring the Shares (or the Conversion Shares).

     13.  Acquisition for Own Account. Safeguard is acquiring the Shares and the
          ---------------------------
Conversion Shares for Safeguard's own account, not as nominee or agent, for investment only, and not with a view towards their resale or distribution or any part thereof, and Safeguard has no present intention of selling, granting any participation in or otherwise distributing the same. By executing this Agreement, Safeguard further represents that Safeguard does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares or the Conversion Shares.

     14.  Safeguard Can Protect Its Interest. Safeguard represents that by
          ----------------------------------
reason of its, or of its management's, business or financial experience, Safeguard has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Safeguard is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

     15.  Accredited Safeguard. Safeguard represents that it is an "accredited
          --------------------
investor" within the meaning of Regulation D under the Securities Act.

     16.  Company Information. Safeguard has received and read all information
          -------------------
of the Company requested by Safeguard and has had an opportunity to discuss the Company's business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company's operations and facilities. Safeguard has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.

     17.  MISCELLANEOUS.

     18.  Further Assurances. After the date hereof, consistent with the terms
          ------------------
and conditions hereof, each party hereto will execute and deliver such other documents and take such other

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actions as reasonably requested by the other party to in order to carry out this
Agreement, the Related Agreements and the transactions contemplated hereby and thereby.

     19.  Governing Law. This Agreement shall be governed in all respects by the
          -------------
laws of the Commonwealth of Pennsylvania without regard to the conflicts of laws principals of any jurisdiction.

     20.  Survival. The representations, warranties, covenants and agreements
          --------
made herein shall survive the execution of this Agreement. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

     21.  Successors and Assigns. Except as otherwise expressly provided herein,
          ----------------------
the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Shares and the Conversion Shares from time to time.

     22.  Entire Agreement. This Agreement, the Exhibits and Schedules hereto,
          ----------------
the Related Agreements, the Designations and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     23.  Severability. In case any provision of the Agreement shall be invalid,
          ------------
illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     24.  Amendment and Waiver.
          --------------------

     25. This Agreement may be amended or modified only upon the written consent of the Company and the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted).

     26. The obligations of the Company and the rights of the holders of the Shares and the Conversion Shares under the Agreement may be waived only with the written consent of the holders of at least a majority of the Shares (treated as if converted and including any Conversion Shares into which the Shares have been converted).

     27.  Delays or Omissions. No delay or omission to exercise any right, power
          -------------------
or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement, the Related Agreements or the Designations, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. Any waiver, permit, consent or approval of any kind or character on Safeguard's part of any breach, default or noncompliance under this Agreement, the Related Agreements or under the Designations or any waiver on such party's part of any provisions or conditions of the Agreement, the Related Agreements, or the Designations must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Related Agreements, the Designations, by law, or otherwise afforded to any party, shall be cumulative and not alternative.

     28.  Notices. All notices required or permitted hereunder shall be in
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writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified; (b) when sent by

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confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next business day; (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Safeguard at the address set forth on the signature page hereof attached hereto or at such other address as the Company or Safeguard may designate by ten (10) days advance written notice to the other parties hereto.

     29.  Expenses. Each party shall pay all costs and expenses that it incurs
          --------
with respect to the negotiation, execution, delivery and performance of the Agreement; provided, however, that the Company shall reimburse Safeguard Scientifics, Inc. or its designees for its reasonable legal fees and expenses, not to exceed $10,000, incurred in connection with the negotiation, execution, delivery and performance of this Agreement and the transactions contemplated hereby.

     30.  Titles and Subtitles. The titles of the sections and subsections of
          --------------------
the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

     31.  Counterparts. This Agreement and any amendment or supplement hereto
          ------------
may be executed by the parties in separate counterparts, whether originally or by facsimile, each of which when so executed and delivered, shall be an original, but all such counterparts shall together constitute one and the same agreement.

     32.  Broker's Fees. Each party hereto represents and warrants that no
          -------------
agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other fee or commission directly or indirectly in connection with the transactions contemplated herein. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 4.13 being untrue.

    33.  Pronouns. All pronouns contained herein, and any variations thereof,
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shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as to the identity of the parties hereto may require.

                           [SIGNATURE PAGE FOLLOWS]

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          IN WITNESS WHEREOF, the parties hereto have executed this Securities
Conversion Agreement as of the date set forth in the first paragraph hereof.

COMPANY:                                      SAFEGUARD:

TANGRAM ENTERPRISE
SOLUTIONS, INC.                               SAFEGUARD SCIENTIFICS, INC.



By: /s/ John N. Nelli                         By: /s/ N. Jeffrey Klauder
   --------------------------------              -----------------------------

Title: Senior Vice President and              Title: Executive Vice President
       Chief Financial Officer                       and General Counsel

Address: 11000 Regency Parkway                Address: 800 Safeguard Bldg.
         Suite 401                                     435 Devon Park Drive
         Cary, North Carolina 27511-8504               Wayne, PA  19087-1945

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